UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2017

BOSTON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

354 Merrimack Street, #4, Lawrence, MA 01843

(Address of principal executive offices) (zip code)

(603) 935-9799

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

On April 26, 2017, Boston Therapeutics, Inc. (the “Company”) entered into Securities Purchase Agreement with CJY Holdings Limited (“CJY") providing for the sale by the Company to CJY of 6% Subordinated Convertible Debenture in an amount of up to $1,000,000 (the "Debentures").  In addition to the Debentures, CJY will also receive stock purchase warrants (the "Warrants") to acquire 500,000 shares of common stock of the Company for every $50,000 in Debentures purchased. The Warrants are exercisable for five years at an exercise price of $0.10 and may be exercised on a cashless basis.  The Company may only use the proceeds for the payment of services or materials associated with clinical trials. The Company closed on $200,000 in financing and issued the related Debentures and Warrants under this agreement on April 26, 2017.

The Debentures bear interest at 6% per annum and mature two years from issuance. CJY may elect to convert all or part of the Debentures, plus accrued interest, at any time into shares of common stock of the Company at a conversion price of $0.10 per share.   Interest on the Debentures is payable in cash or shares of common stock at $0.10 per share quarterly commencing June 30, 2017. The conversion price is subject to adjustment for stock dividends and stock splits.  In addition, if after the original issue date of the Debentures, either (i) the volume weighted average price equals or exceeds $0.50 for 10 consecutive trading days or (ii) the Company's elects to lists a class of securities on a national securities exchange, the Company may cause CJY to convert all or part of the then outstanding principal amount of the Debentures plus, accrued but unpaid interest, liquidated damages and other amounts owed.

CJY agreed to restrict its ability to convert the Debentures and exercise the Warrants and receive shares of common stock such that the number of shares of common stock held by CJY after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act") for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. CJY is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act. As of the date hereof, the Company is obligated on $200,000 in face amount of Debentures issued to CJY. The Debentures are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Securities Purchase Agreement entered between Boston Therapeutics, Inc. and CJY Holdings Limited

4.2	Form of 6% Subordinated Convertible Debenture

4.3	Form of Stock Purchase Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

Date: May 2, 2017	By:	/s/ Carl Rausch
Name: Carl Rausch
Title: Chief Executive Officer